Exhibit 99.1

This addendum is not, and under no circumstances is it to be construed as, an advertisement or a public offering of the securities referred to herein in Austria, Belgium, Denmark, Finland, France, Germany, Guernsey, Iceland, the Republic of Ireland, Israel, Italy, Jersey, Luxembourg, Monaco, the Netherlands, Norway, Saudi Arabia, Spain, Sweden, Switzerland, and the United Kingdom (the “Countries”). No securities commission or similar authority in the Countries has reviewed or in any way passed on the merits of the securities described herein.

18,100,000 Shares of Common Stock

SAXON REIT, INC.

AUSTRIA

The description in this document is not investment advice but serves as description of certain aspects of the security only. In particular this document is not a recommendation to invest in the security. An investment decision should only be made after review of the binding security documentation and after consultation by the potential investor of its legal, tax, business or other advisors.

Past performance does not permit reliable conclusions to be drawn as to the future performance of a security.

No public offer within the meaning of section 24 of the Austrian Investment Funds Act (Investmentfondsgesetz) or section 1 para 1 no 1 of the Austrian Capital Market Act (Kapitalmarktgesetz) of the securities is made in Austria. The securities are not registered or authorized for distribution under the Austrian Investment Funds Act.

The securities are offered by way of a private placement in Austria to not more than 250 addressees in Austria whereby the offeror specified the addressees by specific criteria and laid down the identity of the addressees of the offer by name before the offer.

The issuer of the securities is not under the supervision of the Austrian Financial Market Authority (Finanzmarktaufsichtsbehörde) or any other Austrian supervision authority.

Neither this document nor any other document in connection with the issuer is a prospectus according to the Austrian Investment Funds Act or the Austrian Capital Markets Act and has therefore not been drawn up, audited and published in accordance with such acts.

BELGIUM

This Prospectus has not been submitted for approval to the Belgian Banking, Finance and Insurance Commission and, accordingly, the Shares may not be distributed by way of public offering in Belgium.

DENMARK

This Prospectus has not been filed with or approved by the Danish Securities Council or any other regulatory authority in Denmark.

The Shares have not been offered or sold and may not be offered, sold or delivered directly or indirectly in Denmark, unless in compliance with Part 12 of the Danish Act on Trading in Securities and the Danish Executive Order No. 166 of 13 March 2003 on the First Public Offer of Certain Securities issued pursuant hereto as amended from time to time.”

Danish Selling Restriction representation from the underwriter:

The Underwriters acknowledge and agree that the Shares have not been offered or sold and may not be offered, sold or delivered directly or indirectly in Denmark, unless in compliance with Part 12 of the Danish Act on

Trading in Securities and the Danish Executive Order No. 166 of 13 March 2003 on the First Public Offer of Certain Securities issued pursuant hereto as amended from time to time.

FINLAND

This prospectus has not been prepared to comply with the standards and requirements regarding public offering prospectuses set forth in the Finnish Securities Markets Act (26 May 1989/495, as amended) and underlying Finnish regulation, and it has not been approved by the Finnish Financial Supervision Authority. No action has been taken in Finland that would permit the public offering of the securities. The securities may not be offered, sold, advertised or otherwise marketed in Finland under circumstances, which constitute a public offering of securities under Finnish law.

FRANCE

This Invitation has not been submitted to the registration procedures of the French Autorité des Marchés Financiers and, accordingly, the offer described therein shall not be made to the public in France. Offers may be made only to (i) qualified investors (investisseurs qualifiés) and/or (ii) a restricted group of investors (cercle restreint d’investisseurs), acting for their account, all as defined in, and in accordance with articles L.411-1 and L.411-2 of the French Code monétaire et financier and decree no. 98-880 dated 1 October 1998. This Invitation or any other offering materials relating to the transactions contained herein may not be distributed in France to any person other than qualified investors or a restricted group of investors as defined therein.

GERMANY

Each underwriter has confirmed that it is aware of the fact that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to the shares and that it will comply with the Act. In particular, each of the underwriters has represented that it has not engaged and has agreed that it will not engage in a public offering (öffentliches Angebot) within the meaning of the Act with respect to any shares otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

GUERNSEY

THE SHARES MAY ONLY BE OFFERED OR SOLD IN OR FROM WITHIN THE BAILIWICK OF GUERNSEY EITHER (I) BY PERSONS LICENSED TO DO SO UNDER THE PROTECTION OF INVESTORS (BAILIWICK OF GUERNSEY) LAW, 1987 (AS AMENDED) (THE “POI LAW”); OR (II) TO PERSONS LICENSED UNDER THE POI LAW; OR (III) TO PERSONS LICENSED UNDER THE INSURANCE BUSINESS (BAILIWICK OF GUERNSEY) LAW, 2002, THE BANKING SUPERVISION (BAILIWICK OF GUERNSEY) LAW, 1994, OR THE REGULATION OF FIDUCIARIES, ADMINISTRATION BUSINESSES AND COMPANY DIRECTORS, ETC, (BAILIWICK OF GUERNSEY) LAW, 2000.

CONSENT UNDER THE CONTROL OF BORROWING (BAILIWICK OF GUERNSEY) ORDINANCES 1959 – 2003 HAS NOT BEEN OBTAINED TO THE CIRCULATION OF THIS PROSPECTUS IN THE BAILIWICK OF GUERNSEY. ACCORDINGLY, NO OFFER OF THE SHARES THAT IS A PUBLIC OFFER, AN OFFER TO EXISTING HOLDERS OF SECURITIES OF THE COMPANY, OR AN OFFER TO EXISTING HOLDERS OF SECURITIES OF ANY BODY CORPORATE SPECIFIED IN THIS OFFER, MAY BE CIRCULATED IN THE BAILIWICK OF GUERNSEY. THE DIRECTORS OF THE COMPANY MAY, BUT ARE NOT OBLIGED TO, APPLY FOR SUCH CONSENT IN THE FUTURE.

ICELAND

THIS DOCUMENT HAS BEEN ISSUED TO YOU FOR YOUR PERSONAL USE ONLY AND EXCLUSIVELY FOR THE PURPOSES OF THE INVESTMENT SCHEME. ACCORDINGLY, THIS

DOCUMENT MAY NOT BE USED FOR ANY OTHER PURPOSE NOR PASSED ON TO ANY OTHER PERSON IN ICELAND. THE SECURITIES OFFERING DESCRIBED IN THIS PROSPECTUS IS AN UNREGULATED INVESTMENT SCHEME. THE SECURITIES WHICH ARE THE OBJECT OF THIS PROSPECTUS ARE NOT REGISTERED FOR PUBLIC DISTRIBUTION IN ICELAND WITH THE FINANCIAL SUPERVISORY AUTHORITY PURSUANT TO THE ICELANDIC ACT ON SECURITIES TRANSACTIONS NO. 33/2003 OR THE ICELANDIC ACT ON UCITS-FUNDS AND OTHER INVESTMENT FUNDS NO. 30/2003 AND SUPPLEMENTARY REGULATIONS. THE SECURITIES MAY NOT BE OFFERED OR SOLD BY MEANS OF THIS PROSPECTUS OR ANYWAY LATER RESOLD TO OTHER THAN ENTITIES OR PERSONS DEFINED AS INSTITUTIONAL INVESTORS IN THE MEANING OF ITEM NO. 7. IN ARTICLE 2 OF THE ICELANDIC ACT ON SECURITIES TRANSACTIONS AND THE REGULATION OF THE TRANSACTIONS OF SECURITIES NO. 233/2003. ANY RESALE OF THE SECURITIES IN ICELAND WILL NEED TO TAKE PLACE IN ACCORDANCE WITH THE PROVISIONS OF THE ICELANDIC ACT ON SECURITIES TRANSACTIONS.

REPUBLIC OF IRELAND

THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED WITH ANY REGULATORY OR OTHER AUTHORITIES IN IRELAND. ANY PERSON WHO IS IN POSSESSION OF THE PROSPECTUS ACCOMPANYING THIS COVERING MATERIAL UNDERSTANDS THAT NO ACTION HAS BEEN OR WILL BE TAKEN WHICH WOULD ALLOW AN OFFERING OF THE SHARES TO THE PUBLIC IN IRELAND. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED, SOLD OR DELIVERED AND NEITHER THIS PROSPECTUS NOR ANY OTHER OFFERING MATERIALS RELATING TO THESE SECURITIES MAY BE DISTRIBUTED OR MADE AVAILABLE TO THE PUBLIC IN IRELAND. INDIVIDUAL SALES OF THESE SECURITIES TO ANY PERSON IN IRELAND MAY ONLY BE MADE TO LESS THAN TWENTY (20) PERSONS, WHETHER INSTITUTIONAL OR INDIVIDUALS, AND WHETHER ON A SOLICITED OR UNSOLICITED BASIS.

ISRAEL

This Offer is intended solely for institutional investors, as defined in the First Supplement of the Israeli Securities Law, 1968. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the securities offered hereunder. Subject to all other provisions of the Israeli Securities Law, 1968, the securities to be offered hereunder may not be offered or sold to more than thirty-five offerees, in the aggregate, who are resident of the State of Israel, except to entities who qualify to any of the exemptions under Section 15A(b) of the Israeli Securities Law, 1968.

ITALY

This prospectus has not been submitted to the clearance procedures of Commissione Nazionale per le Società e la Borsa (“Consob”) and has not been and will not be subject to the formal review or clearance procedures of Consob and accordingly may not be used in connection with any offering of Shares in the Republic of Italy (“Italy”) other than to “Professional Investors” (as defined below and in accordance with applicable Italian securities laws and regulations).

Any offer or issue of Shares in Italy in relation to the offering is being made only to professional investors (each a “Professional Investor”), pursuant to Article 30, paragraph 2 and Article 100 a) of Legislative Decree No. 58 of 24 February 1998, as amended (“Decree No. 58”) and as defined in Articles 25 and 31, paragraph 2 of Consob Regulation No. 11522 of 1 July 1998, as amended (“Regulation No. 11522”), and excluding individuals as defined pursuant to the aforementioned Article 31, paragraph 2, who meet the requirements in order to exercise administrative, managerial or supervisory functions at a registered securities dealing firm (a società di intermediazione mobiliare, or “SIM”), asset management companies authorised to manage individual portfolios on behalf of third parties (società di gestione del risparmio, or “SGR”) and fiduciary companies (società fiduciarie) managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of 23 July 1996 and otherwise in accordance with applicable Italian laws and regulations provided therein. Any such offer or issue or any distribution of this prospectus within Italy and in connection with the offering must be conducted by banks, investment firms (as defined in Decree No. 58) or financial intermediaries enrolled in the special register provided for by Article 107 of Legislative Decree No. 385 of 1 September 1993, as amended, to the extent duly authorised to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the relevant provisions of Decree No. 58.

JERSEY

Nothing in this Prospectus, nor anything communicated to holders or potential holders of Shares by the Company or the Underwriters is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for the Shares or the exercise of any rights attached thereto for the purposes of the Financial Services (Jersey) Law 1998, as amended.

LUXEMBOURG

THIS OFFERING SHOULD NOT BE CONSIDERED A PUBLIC OFFERING IN THE GRAND DUCHY OF LUXEMBOURG. THIS PROSPECTUS MAY NOT BE REPRODUCED OR USED FOR ANY PURPOSE OTHER THAN THIS PRIVATE PLACEMENT, NOR PROVIDED TO ANY PERSON OTHER THAN THE RECIPIENT THEREOF.

MONACO

THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED WITH OR APPROVED BY THE REGULATORY AUTHORITIES IN MONACO. THIS PRELIMINARY PROSPECTUS IS PERSONAL TO THE RECIPIENT AND HAS BEEN PREPARED SOLELY FOR USE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. DISTRIBUTION OF THIS PRELIMINARY PROSPECTUS TO ANY PERSON OTHER THAN THE RECIPIENT AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH RECIPIENT WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES IS UNAUTHORIZED, AND ANY DISCLOSURE OF ANY OF ITS CONTENTS IS PROHIBITED. EACH RECIPIENT, BY ACCEPTING DELIVERY OF THIS PRELIMINARY PROSPECTUS, AGREES TO THE FOREGOING AND AGREES TO MAKE NO COPIES OF THIS PRELIMINARY PROSPECTUS. THIS PRELIMINARY PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR ANY SOLICITATION OF AN OFFER TO BUY, ANY OF THE SHARES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PRELIMINARY PROSPECTUS NOR ANY SALE MADE HEREUNDER OF THE SHARES DESCRIBED HEREIN SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. IF THE RECIPIENT DOES NOT PURCHASE ANY SHARES, OR THIS OFFERING IS TERMINATED, THE RECIPIENT AGREES TO RETURN THIS PRELIMINARY PROSPECTUS AND ALL DOCUMENTS DELIVERED CONCERNING IT TO THE UNDERWRITERS OR THEIR REPRESENTATIVE WHO PROVIDED THE SAME.

NETHERLANDS

The Shares (including rights representing an interest in a Share in global form) may only be offered or sold in The Netherlands, as part of their initial distribution or as part of any re-offering, and this Prospectus may only be distributed and circulated, and any offer of these Shares shall only be announced in writing (whether electronically or otherwise) in The Netherlands, to individuals or legal entities who or which trade in securities in the conduct of a business or profession (“Professional Investors”, which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institutions, central governments, large international and supranational organisations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities) provided that it will be made clear upon making any such offers and from any and all documents or advertisements in which the forthcoming offering of the Shares is publicly announced in The Netherlands that the offer is exclusively made to such Professional Investors in The Netherlands.

NORWAY

In Norway, the Shares will only be offered to institutional investors with a minimum subscription and allotment amount per investor of EUR 40,000. This prospectus has neither been approved or disapproved by the Oslo Stock Exchange nor filed with the Norwegian Companies Register.

SAUDI ARABIA

The offering of the Shares in Saudi Arabia has not been approved by the Saudi Arabian Monetary Agency or the Saudi Arabian Ministry of Commerce, nor has Saxon REIT, Inc. received authorization from the Saudi Arabian Monetary Agency or the Saudi Arabian Ministry of Commerce to market or sell interests in the Shares within the Kingdom of Saudi Arabia.

SPAIN

The Shares may not be offered, sold or distributed in Spain save in accordance with the requirements of Law 24/1988, of 28 July, on the Securities Market Law (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and Royal Decree 291/1992, of 27 March, on Issues and Public Offerings of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores), as amended and restated, and the decrees and regulations made thereunder. Accordingly, the Shares may not be offered, sold or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of Spanish securities laws and regulations or without complying with all legal and regulatory requirements in relation thereto.

This Prospectus has not been verified or registered with the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores), and therefore it is not intended for any public offer of the Shares in Spain.

SWEDEN

THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE APPROVED BY OR REGISTERED WITH THE SWEDISH FINANCIAL SUPERVISORY AUTHORITY (“SFSA”). THE SECURITIES OFFERING HAS NOT AND WILL NOT BE APPROVED BY THE SFSA AND THE TRANSACTION WILL NOT BE ADVERTISED IN SWEDEN. ANY PERSON WHO IS IN POSSESSION OF THE PROSPECTUS ACCOMPANYING THIS COVERING MATERIAL UNDERSTANDS THAT NO ACTION HAS BEEN OR WILL BE TAKEN WHICH WOULD ALLOW AN OFFERING OF THE SHARES TO THE PUBLIC IN SWEDEN. ACCORDINGLY, NEITHER THIS PROSPECTUS NOR ANY OTHER OFFERING MATERIALS RELATING TO THE SECURITIES MAY BE DISTRIBUTED OR MADE AVAILABLE TO THE PUBLIC IN SWEDEN.

SWITZERLAND

THIS PROSPECTUS MAY ONLY BE USED BY THOSE PERSONS TO WHOM IT HAS BEEN HANDED OUT IN CONNECTION WITH THE OFFER DESCRIBED THEREIN. THE SECURITIES ARE NOT OFFERED TO THE PUBLIC IN SWITZERLAND. THIS PROSPECTUS CONSTITUTES NEITHER A PUBLIC OFFER IN SWITZERLAND NOR A PROSPECTUS IN ACCORDANCE WITH THE RESPECTIVE SWISS LEGISLATION. ACCORDINGLY, THIS PROSPECTUS MAY NOT BE USED IN CONNECTION WITH ANY OTHER OFFER AND SHALL IN PARTICULAR NOT BE DISTRIBUTED TO THE PUBLIC IN SWITZERLAND.

UNITED KINGDOM

Each underwriter represents, warrants and agrees that:

(i)

it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers at Securities Regulations 1995;

(ii)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Shares in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.